UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2010

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi	38804-4827
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Assumption Agreement

Effective July 23, 2010, Renasant Bank, a Mississippi banking association (the “Bank”) and wholly-owned subsidiary of Renasant Corporation, a Mississippi corporation (the “Company”), acquired specified assets and assumed specified liabilities of Crescent Bank & Trust Company, a Georgia-chartered bank headquartered in Jasper, Georgia (“Crescent Bank”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Crescent Bank (the “Acquisition”).

The Acquisition was made pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC as of July 23, 2010 (the “Purchase and Assumption Agreement”). The Acquisition included all 11 branch offices of Crescent Bank, although the physical branch locations and leases were not immediately acquired by the Bank in the Acquisition. Those Crescent Bank branches which were normally open on Saturdays opened as branches of the Bank on Saturday, July 24, 2010, while the remaining Crescent Bank branches opened as branches of the Bank on Monday, July 26, 2010.

Based upon a preliminary closing with the FDIC, the Bank acquired approximately $1.0 billion in assets, including approximately $600 million in loans and other real estate (excluding approximately $120.6 million in Crescent Bank loans), $50 million in investment securities and $340 million in cash and cash equivalents, and the Bank assumed approximately $941 million in liabilities, including approximately $900 million in deposits of Crescent Bank and $25 million in liabilities to the Federal Home Loan Bank. The foregoing amounts represent Crescent Bank’s book value for these assets and liabilities and do not necessarily reflect fair value. These amounts are estimates and, accordingly, are subject to adjustment based upon final settlement with the FDIC. The Bank paid the FDIC a 1.0% premium for the right to assume the deposits of Crescent Bank (although this deposit premium does not apply to brokered, CDARS and any market place deposits). In addition, the FDIC transferred to the Bank all qualified financial contracts to which Crescent Bank was a party, and such contracts remain in full force and effect. In connection with the Acquisition, the FDIC made a payment to the Bank in the amount of approximately $100 million, subject to customary post-closing adjustments based upon the final closing date balance sheet for Crescent Bank.

In connection with the Acquisition, the Company expects to record a bargain purchase gain of approximately $30 million, after tax. The Company’s calculation of the amount of gain is based on preliminary information which is subject to final settlement with the FDIC and on the completion of the Company’s estimations of the fair value of the assets and liabilities of Crescent Bank that the Company acquired and assumed, respectively, from the FDIC. Therefore, this amount is subject to change.

In connection with the Acquisition, the Bank entered into a loss-sharing arrangement with the FDIC (included as exhibits to the Purchase and Assumption Agreement) that covered approximately $600 million of Crescent Bank’s assets. The Bank will share in the losses on the asset pools (including single family residential mortgage loans and commercial loans) covered under the loss-sharing arrangement. Pursuant to the terms of the loss sharing arrangement, the FDIC is obligated to reimburse the Bank for 80% of all eligible losses with respect to covered assets, beginning with the first dollar of loss incurred. The Bank has a corresponding obligation to reimburse the FDIC for 80% of eligible recoveries with respect to covered assets. In addition, as explained in the Purchase and Assumption Agreement, after the 10th anniversary of the Acquisition, the FDIC has a right to recover a portion of its shared-loss reimbursements if losses on the covered assets are less than $242 million. The loss sharing agreement applicable to single-family residential mortgage loans provides for FDIC loss sharing and Bank reimbursement to the FDIC to run for ten years, and the loss sharing agreement applicable to commercial and other assets provides for FDIC loss sharing and Bank reimbursement to the FDIC to run for five years, with additional recovery sharing for three years thereafter.

The FDIC has certain rights to withhold loss sharing payments if the Bank does not perform its obligations under the loss sharing agreements in accordance with their terms and to withdraw the loss share protection if certain significant transactions are effected without FDIC consent, including certain business combination transactions and sales of shares by the Company’s shareholders, some of which may be beyond the Company’s control.

Under the Purchase and Assumption Agreement, the Bank has an option, exercisable for 90 days following the closing of the Acquisition, to acquire at fair market value any bank premises that were owned by, or assume any leases relating to bank premises leased by, Crescent Bank (including ATM locations). The Bank is currently reviewing Crescent Bank’s bank premises and related leases. In addition, the Bank has an option, exercisable for 30 days following the closing of the Acquisition, to assume or reject any service provider contracts with Crescent Bank. Regardless of whether or not the Bank elects to exercise this option, it must perform those contracts under which Crescent Bank provided services to a third party for 90 days after the Acquisition, and, for contracts under which Crescent Bank received services, the Bank must perform those contracts for 30 days after the Acquisition. Finally, the Bank has an option, exercisable for 90 days after the Acquisition, to purchase all data processing equipment that Crescent Bank owns and to accept the assignment of any Crescent Bank leases relating to such equipment.

Keefe, Bruyette & Woods, Inc. acted as financial advisor to the Bank in connection with the Acquisition, and Phelps Dunbar LLP acted as the Bank’s legal advisor.

Securities Purchase Agreement

The Company entered into a Securities Purchase Agreement, effective as of July 23, 2010 (the “Purchase Agreement”), with accredited institutional investors (collectively, the “Purchasers”), pursuant to which the Company sold a total of 3,925,000 shares of its $5.00 par value common stock at a purchase price of $14.00 per share (the “Private Placement”). The gross proceeds to the Company from the Private Placement were $54.95 million. The Private Placement was completed on July 23, 2010.

The Company entered into a Registration Rights Agreement, effective on July 23, 2010, with the Purchasers. Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the common stock sold in the Private Placement within 30 days after the closing of the Private Placement and to use commercially reasonable efforts to cause such registration statement to be declared effective within 60 days of closing (or 90 days in the event of an SEC review). Failure to meet these deadlines and certain other events may result in the Company’s payment to the Purchasers of liquidated damages in the amount of 0.5% of the purchase price per month.

The foregoing summary of the Purchase and Assumption Agreement, the Purchase Agreement and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase and Assumption Agreement and the exhibits attached thereto and the full text of the form of Purchase Agreement and the exhibits attached thereto (including the form of Registration Rights Agreement, which is Exhibit A to the Purchase Agreement), copies of which are attached hereto as Exhibits 2.1 and 10.1, respectively, and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 under the heading “Purchase and Assumption Agreement” is incorporated by reference into this Item 2.01.

Item 3.02.	Unregistered Sales of Equity Securities.

On July 23, 2010, in the Private Placement, the Company issued and sold 3,925,000 shares of its $5.00 par value common stock at a purchase price of $14.00 per share. The Private Placement was made pursuant to the Purchase Agreement and was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. All purchasers in the Private Placement were accredited investors, as defined in Rule 501(a) of Regulation D.

As part of the Private Placement, the Company entered into the Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement with the SEC to register for resale the common stock sold in the Private Placement within 30 days after the closing of the Private Placement and to use commercially reasonable efforts to cause such registration statement to be declared effective within 60 days of closing (or 90 days in the event of an SEC review).

Item 8.01.	Other Events.

On July 23, 2010, the Company issued a press release announcing the Acquisition and the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

To the extent that financial statements are required by this Item, such financial statements will be filed by amendment to this Current Report no later than October 8, 2010.

(b)	Pro forma financial information.

To the extent that pro forma financial information is required by this Item, such information will be filed by amendment to this Current Report no later than October 8, 2010.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

2.1	Purchase and Assumption Agreement - Whole Bank - All Deposits, among the Federal Deposit Insurance Corporation, as Receiver of Crescent Bank & Trust Company, Jasper, Georgia, the Federal Deposit Insurance Corporation and Renasant Bank, dated as of July 23, 2010.

10.1	Form of Securities Purchase Agreement by and among the Company and the Purchasers, including form of Registration Rights Agreement by and among the Company and the Purchasers.

99.1	Press Release dated July 23, 2010, announcing the Acquisition and the Private Placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: July 27, 2010	By:	/s/ Stephen M. Corban
Stephen M. Corban
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Purchase and Assumption Agreement - Whole Bank - All Deposits, among the Federal Deposit Insurance Corporation, as Receiver of Crescent Bank & Trust Company, Jasper, Georgia, the Federal Deposit Insurance Corporation and Renasant Bank, dated as of July 23, 2010.

10.1	Form of Securities Purchase Agreement by and among the Company and the Purchasers, including form of Registration Rights Agreement by and among the Company and the Purchasers.

99.1	Press Release dated July 23, 2010, announcing the Acquisition and the Private Placement.